UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2026

KOPIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-19882	04-2833935
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 North Drive, Westborough, MA 01581

(Address of principal executive offices) (Zip Code)

(508) 870-5959

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	KOPN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2026, Kopin Corporation (the “Company”), upon approval and recommendation by the compensation committee of the Board of Directors of the Company (the “Committee”), granted Mr. Michael Murray, the Company’s Chief Executive Officer and Chairman of the Board, 583,658 shares of restricted stock (the “Shares”) and an option to purchase 724,638 shares of the Company’s common stock, par value $0.01, at an exercise price of $3.21 per share under the Company’s 2020 Equity Incentive Plan, representing a 25% premium to the closing price of the Company’s common stock on January 5, 2026. The Shares cliff vest four years from date of grant (January 5, 2026) and the options vest quarterly over a four-year period from the date of grant subject to Mr. Murray remaining with the Company and being in compliance with his employment agreement. The Shares and options are subject to a double-trigger change-in-control provision.

On January 5, 2026, the Company granted upon approval and recommendation by the Committee, Mr. Paul Baker, the Company’s Chief Operating Officer, 72,000 shares of restricted stock. 34% of the Shares shall vest on December 10, 2026, 33% shall vest on December 10, 2027, and 33% shall vest on December 10, 2028, in each case subject to Mr. Baker’s continued service to the Company on the applicable vesting date. The award is subject to restrictions pursuant to the terms of the Company’s 2020 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kopin Corporation
(Registrant)

By:	/s/ Erich Manz
Name:	Erich Manz
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: January 9, 2026